Exhibit 99.1

News Release FOR IMMEDIATE RELEASE For Information: Quynh McGuire Vice President, Investor Relations 412 227 2049 McGuireQT@koppers.com	Koppers Holdings Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 Tel 412 227 2001 www.koppers.com

KOPPERS REPORTS FOURTH QUARTER AND FULL-YEAR 2025 RESULTS;
PROVIDES 2026 OUTLOOK
•Sales of $432.7 million vs. $477.0 million in Prior Year Quarter; Sales of $1.88 billion vs. $2.09 billion in Prior Year
•Net income (loss) attributable to Koppers of $29.7 million vs. $(10.2) million in Prior Year Quarter; Net income attributable to Koppers of $56.0 million vs. $52.4 million in Prior Year
•Diluted EPS of $1.47 vs. $(0.50) in Prior Year Quarter; Diluted EPS of $2.74 vs. $2.46 in Prior Year
•Adjusted EPS of $0.70 vs. $0.77 in Prior Year Quarter; Adjusted EPS of $4.07 vs $4.11 in Prior Year
•Adjusted EBITDA of $53.2 million vs. $55.2 million in Prior Year Quarter; Adjusted EBITDA of $256.7 million vs. $261.6 million in Prior Year
•Capital expenditures, net of insurance proceeds and sale of assets, of $47.6 million vs. $74.0 million in Prior Year
•Operating cash flow for the year ended December 31, 2025 was $122.5 million, compared with $119.4 million in the Prior Year. During 2025, the company paid $12.0 million related to the termination of its largest U.S. qualified pension plan.
PITTSBURGH, February 26, 2026 – Koppers Holdings Inc. (NYSE: KOP), an integrated global provider of treated wood products, wood treatment chemicals, and carbon compounds, today reported its fourth quarter and full-year 2025 results.

	Three Months Ended December 31,
(Dollars in millions, except per share amounts)	2025	2024	Change	% Change
Net sales	$432.7	$477.0	$(44.3)	(9.3)%
Net income (loss) attributable to Koppers	$29.7	$(10.2)	$39.9	391.2%
Adjusted net income attributable to Koppers(1)	$14.1	$16.0	$(1.9)	(11.9)%
Diluted earnings per share (EPS)	$1.47	$(0.50)	$1.97	394.0%
Adjusted EPS(1)	$0.70	$0.77	$(0.07)	(9.1)%
Adjusted EBITDA(1)	$53.2	$55.2	$(2.0)	(3.6)%
(1)Non-GAAP financial measure. See Non-GAAP Financial Measures for additional information and reconciliations to the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.
Chief Executive Officer Leroy Ball said, “We maintained our focus on aligning our cost structure with our evolving portfolio and made further progress in the fourth quarter, with two of our segments expanding margins despite lower sales. Our financial results reflect disciplined execution and tangible progress simplifying our portfolio, including the completion of our railroad structures business sale, as part of Catalyst, our company-wide transformation process. For the full year, Catalyst generated approximately $46 million in benefits, largely offsetting lower profits driven by reduced market share and softer demand in some key business lines. I want to thank our global Koppers team for delivering solid financial performance despite a challenging market environment. I am particularly proud that the Koppers team achieved our best safety rates on record, while continuing to improve our sustainability metrics.”

Fourth Quarter 2025 Financial Performance

	Three Months Ended December 31,
	2025	2024	Change	% Change
(Dollars in millions)
Net sales:
Railroad and Utility Products and Services	$208.7	$215.6	$(6.9)	(3.2)%
Performance Chemicals	127.8	147.9	(20.1)	(13.6)%
Carbon Materials and Chemicals	96.2	113.5	(17.3)	(15.2)%
Total	$432.7	$477.0	$(44.3)	(9.3)%
Adjusted EBITDA:
Railroad and Utility Products and Services	$21.8	$17.5	$4.3	24.6%
Performance Chemicals	27.8	28.6	(0.8)	(2.8)%
Carbon Materials and Chemicals	3.6	9.1	(5.5)	(60.4)%
Total(1)	$53.2	$55.2	$(2.0)	(3.6)%
Adjusted EBITDA margin as a percentage of GAAP sales:
Railroad and Utility Products and Services	10.4%	8.1%	2.3%	28.4%
Performance Chemicals	21.8%	19.3%	2.5%	13.0%
Carbon Materials and Chemicals	3.7%	8.0%	(4.3)%	(53.8)%
(1)Non-GAAP financial measure. See Non-GAAP Financial Measures for additional information and reconciliations to the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.
•RUPS net sales decreased due to $4.7 million of lower volumes from commercial crosstie customers, and lower activity in its maintenance-of-way businesses, including the sale of its railroad bridge services business. These decreases were partly offset by a 9.7 percent volume increase in the domestic utility pole business and $4.2 million of price increases related primarily to crossties. Adjusted EBITDA increased due to $7.3 million of lower operating expenses, lower selling, general and administrative costs, and net sales price increases, partly offset by net lower sales volumes.
•PC net sales were lower as a result of a 15.7 percent volume decrease primarily driven by a shift in U.S. market share, partly offset by net sales price increases. Adjusted EBITDA was slightly lower due to lower sales volumes, partly offset by lower raw material and logistics costs and higher royalty income.
•CMC net sales decreased mainly due to $16.6 million in volume decreases of phthalic anhydride as the company discontinued production, lower volumes and lower sales prices for carbon black feedstock, and lower sales prices for carbon pitch, which decreased approximately 6.6 percent globally. These decreases were partly offset by volume increases for carbon pitch, primarily in Australasia. Foreign currency changes compared to the prior year period from international markets had a $3.5 million favorable impact on sales in the current year period. Adjusted EBITDA decreased due to net sales price decreases and lower plant utilization, partly offset by operating cost savings associated with ceasing phthalic anhydride production.

Full-Year 2025 Financial Performance

	Year Ended December 31,
	2025	2024	Change	% Change
(Dollars in millions)
Net sales:
Railroad and Utility Products and Services	$926.8	$942.7	$(15.9)	(1.7)%
Performance Chemicals	543.8	651.6	(107.8)	(16.5)%
Carbon Materials and Chemicals	408.7	497.8	(89.1)	(17.9)%
Total	$1,879.3	$2,092.1	$(212.8)	(10.2)%
Adjusted EBITDA:
Railroad and Utility Products and Services	$108.1	$82.3	$25.8	31.3%
Performance Chemicals	102.7	142.7	(40.0)	(28.0)%
Carbon Materials and Chemicals	45.9	36.6	9.3	25.4%
Total(1)	$256.7	$261.6	$(4.9)	(1.9)%
Adjusted EBITDA margin as a percentage of GAAP sales:
Railroad and Utility Products and Services	11.7%	8.7%	3.0%	34.5%
Performance Chemicals	18.9%	21.9%	(3.0)%	(13.7)%
Carbon Materials and Chemicals	11.2%	7.4%	3.8%	51.4%
(1)Non-GAAP financial measure. See Non-GAAP Financial Measures for additional information and reconciliations to the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.
Network Optimization
In February 2026, the company made the decision to idle production activities at its Utility and Industrial Products facility in Vance, Alabama, and its Railroad Products and Services facility in Florence, South Carolina. These measures are expected to further enhance network optimization, better align capacity with demand, reduce operating costs and strengthen the company’s long-term competitiveness.
2026 Outlook

	2026 Forecast	2025 Actual
Net sales	$1.9 - $2.0 billion	$1.9 billion
Adjusted EBITDA	$250 - $270 million	$257 million
Effective tax rate on adjusted net income	28 percent	29 percent
Adjusted EPS	$4.20 - $5.00	$4.07
Operating cash flow	$150 - $170 million	$123 million
Capital expenditures	$55 million	$55 million
Commenting on the 2026 forecast, Mr. Ball said, “We expect to drive significant improvement in adjusted EPS and free cash flow in 2026. Benefits from Catalyst, moderate sales recovery, a tighter operating footprint, lower interest costs, a lower effective tax rate, and a lower share count are all expected to contribute to meaningful EPS growth. In addition, normalized capital expenditures and the lack of major pension contributions are expected to lead to record free cash flow generation. Debt reduction and returning capital to shareholders will remain our near-term focus, and we will remain disciplined and focused on value-creation as we continue to evaluate inorganic growth opportunities for our PC and UIP businesses.
“Our Catalyst program is driving transformational change that we expect will offset various market and cost headwinds. On the commercial side, we remain intensely focused on delivering superior service to our customers and expect to gain market share in 2026 in all businesses other than CMC, partially offset by net price erosion due to hyper competitive market conditions. In operations, we decided to idle two treating plants in our network and consolidate capacity into other facilities, which will improve utilization and lower our unit cost of production. These actions, and various others, will help meaningfully offset raw material cost increases and the normalization of incentive compensation from a lower base in 2025. Finally, we believe that several initiatives aimed at right-sizing inventories across the company will generate additional cash flow beyond our current projection. We are confident that our strategy positions Koppers to unlock significant and sustainable earnings and cash flow improvement in 2026 and for many years to come.”

Koppers does not provide reconciliations of guidance for adjusted EBITDA, free cash flow, and adjusted EPS to comparable GAAP measures, in reliance on the unreasonable efforts exception. Koppers is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include, but are not limited to, restructuring and impairment charges, acquisition-related costs, mark-to-market commodity hedging, and LIFO adjustments that are difficult to forecast for a GAAP estimate and may be significant. Forward-looking statements, including the guidance above, are based upon current expectations and are subject to factors that could cause actual results to differ materially from those set forth above. Please see the “Safe Harbor Statement” below for more information.
Investor Conference Call and Webcast
Koppers management will conduct a conference call this morning, beginning at 11:00 a.m. Eastern Time to discuss the company’s results for the fourth quarter of 2025. Presentation materials will be available at least 15 minutes before the call on www.koppers.com in the Investor Relations section of the company’s website.
Interested parties may access the live audio broadcast toll free by dialing 833-366-1128 in the United States and Canada, or 412-902-6774 for international, Conference ID number 10205131. Participants are requested to access the call at least five minutes before the scheduled start time to complete a brief registration. The conference call will be broadcast live on www.koppers.com and can also be accessed here.
An audio replay will be available approximately two hours after the completion of the call toll free at 855-669-9658 for U.S. and Canada, or 412-317-0088 for international, using replay access code 3792341. The recording will be available for replay through May 26, 2026.
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About Koppers
Koppers (NYSE: KOP) is an integrated global provider of essential treated wood products, wood preservation technologies and carbon compounds. Our team of approximately 1,850 employees create, protect and preserve key elements of our global infrastructure – including railroad crossties, utility poles, outdoor wooden structures, and production feedstocks for steel, aluminum and construction materials, among others – applying decades of industry-leading expertise while constantly innovating to anticipate the needs of tomorrow. Together we are providing safe and sustainable solutions to enable rail transportation, keep power flowing, and create spaces of enjoyment for people everywhere. Protecting What Matters, Preserving The Future. Learn more at Koppers.com.
Inquiries from the media should be directed to Ms. Jessica Franklin Black at BlackJF@koppers.com or 412-227-2025. Inquiries from the investment community should be directed to Ms. Quynh McGuire at McGuireQT@koppers.com or 412-227-2049.
Non-GAAP Financial Measures
This press release contains certain non-GAAP financial measures. Koppers believes that adjusted EBITDA, adjusted net income attributable to Koppers, and adjusted earnings per share provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends, and facilitates comparisons between periods. The exclusion of certain items permits evaluation and a comparison between periods of results for ongoing business operations, and it is on this basis that Koppers management internally assesses the company’s performance. In addition, the Board of Directors and executive management team use adjusted EBITDA as a performance measure under the company’s annual incentive plans and for certain performance share units granted to management.
Although Koppers believes that these non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures and should be read in conjunction with the relevant GAAP financial measure. Other companies in a similar industry may define or calculate these measures differently than the company, limiting their usefulness as comparative measures. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP.
See the attached tables for the following reconciliations of non-GAAP financial measures included in this press release: Unaudited Reconciliation of Net Income to Adjusted EBITDA and Unaudited Reconciliations of Net Income Attributable to Koppers to Adjusted Net Income Attributable to Koppers and Diluted Earnings Per Share and Adjusted Earnings Per Share.

Safe Harbor Statement
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, acquisitions, restructuring, declines in the value of Koppers assets and the effect of any related impairment charges, profitability and anticipated expenses and cash outflows. All forward-looking statements involve risks and uncertainties.
All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “outlook,” “guidance,” “forecast,” “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plan,” “potential,” “intend,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or other documents filed with the Securities and Exchange Commission, regarding future dividends, expectations with respect to sales, earnings, cash flows, operating efficiencies, restructurings, cost reduction efforts, transformation initiatives, product introductions or expansions, the benefits of acquisitions, divestitures, joint ventures or other matters as well as financings and debt reduction, are subject to known and unknown risks, uncertainties and contingencies.
Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements include, among other things, availability of and fluctuations in the prices of key raw materials, including coal tar, lumber and scrap copper; the impact of changes in commodity prices, such as oil, copper and chemicals, on product margins; the successful implementation of multi-year cost mitigation programs; the extent of the dependence of certain of our businesses on certain market sectors and customers; economic, political and environmental conditions in international markets, including governmental changes, tariffs, restrictions on trade and restrictions on the ability to transfer capital across countries; current and potential future tariffs or duties; general economic and business conditions; potential difficulties in protecting our intellectual property; the ratings on our debt and our ability to repay or refinance our outstanding indebtedness as it matures; our ability to operate within the limitations of our debt covenants; unexpected business disruptions; potential delays in timing or changes to expected benefits from cost reduction efforts; timing and results of any transformation initiatives, including estimates and assumptions related to the cost and the anticipated benefits of the transformation initiatives; potential impairment of our goodwill and/or long-lived assets; demand for Koppers goods and services; competitive conditions; capital market conditions, including interest rates, borrowing costs and foreign currency rate fluctuations; disruptions and inefficiencies in the supply chain; changes in laws; the impact of environmental laws and regulations and compliance therewith; unfavorable resolution of claims against us, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and any subsequent filings by Koppers with the Securities and Exchange Commission. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this release may not in fact occur. Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

KOPPERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
(Dollars in millions, except share and per share amounts)	(Unaudited)	(Unaudited)
Net sales	$432.7	$477.0	$1,879.3	$2,092.1
Cost of sales	321.9	393.4	1,431.5	1,669.5
Depreciation and amortization	20.0	15.3	73.6	67.5
Selling, general and administrative	36.8	44.0	154.9	179.3
Impairment and restructuring	4.1	16.9	51.9	16.9
(Gain) loss on sale of assets	0.0	1.0	(0.4)	10.7
Operating profit	49.9	6.4	167.8	148.2
Other income, net	2.4	1.2	6.6	1.3
Interest expense	15.5	18.3	66.1	76.2
Loss on pension settlement	(1.9)	4.0	27.1	4.0
Income before income taxes	38.7	(14.7)	81.2	69.3
Income tax provision	9.0	(4.5)	25.2	20.7
Net income (loss)	29.7	(10.2)	56.0	48.6
Net income (loss) attributable to noncontrolling interests	0.0	0.0	0.0	(3.8)
Net income (loss) attributable to Koppers	$29.7	$(10.2)	$56.0	$52.4
Earnings (loss) per common share attributable to Koppers common shareholders:
Basic	$1.52	$(0.50)	$2.82	$2.54
Diluted	$1.47	$(0.50)	$2.74	$2.46
Weighted average shares outstanding (in thousands):
Basic	19,533	20,269	19,855	20,659
Diluted	20,207	20,864	20,405	21,291

KOPPERS HOLDINGS INC.
CONSOLIDATED BALANCE SHEET

	December 31,
	2025	2024
(Dollars in millions, except share and per share amounts)
Assets
Cash and cash equivalents	$38.0	$43.9
Accounts receivable, net of allowance of $7.0 and $6.9	158.7	191.8
Inventories, net	411.2	404.6
Derivative contracts	31.5	1.5
Other current assets	29.3	38.8
Total current assets	668.7	680.6
Property, plant and equipment, net	650.9	660.8
Goodwill	329.4	317.1
Intangible assets, net	106.7	119.0
Operating lease right-of-use assets	102.9	89.8
Deferred tax assets	7.0	8.4
Other assets	21.2	14.5
Total assets	$1,886.8	$1,890.2
Liabilities
Accounts payable	$122.4	$179.1
Accrued liabilities	72.6	115.1
Current operating lease liabilities	27.2	26.7
Current maturities of long-term debt	4.9	4.9
Total current liabilities	227.1	325.8
Long-term debt	914.3	925.9
Operating lease liabilities	76.1	64.4
Accrued post-retirement benefits	13.7	14.9
Deferred tax liabilities	43.7	25.9
Other long-term liabilities	37.6	44.3
Total liabilities	1,312.5	1,401.2
Commitments and contingent liabilities
Equity
Senior Convertible Preferred Stock, $0.01 par value per share; 10,000,000 shares authorized; no shares issued	0.0	0.0
Common Stock, $0.01 par value per share; 80,000,000 shares authorized; 26,213,052 and 25,761,084 shares issued	0.3	0.3
Additional paid-in capital	332.4	317.2
Retained earnings	539.4	490.3
Accumulated other comprehensive loss	(61.4)	(120.6)
Treasury stock, at cost, 6,757,247 and 5,480,230 shares	(236.7)	(198.5)
Total Koppers shareholders’ equity	574.0	488.7
Noncontrolling interests	0.3	0.3
Total equity	574.3	489.0
Total liabilities and equity	$1,886.8	$1,890.2

KOPPERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended December 31,
	2025	2024
(Dollars in millions)
Cash provided by (used in) operating activities:
Net income	$56.0	$48.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73.6	67.5
Depreciation in impairment and restructuring	19.7	4.4
Stock-based compensation	13.8	20.8
Change in derivative contracts	(34.2)	7.9
Non-cash interest expense	3.7	3.3
(Gain) loss on sale of assets	(1.4)	10.0
Insurance proceeds	(2.2)	(1.0)
Pension settlement	27.1	0.0
Deferred income taxes	11.3	2.8
Change in other liabilities	5.0	(2.6)
Cloud-based software implementation costs, net	(5.6)	0.0
Other - net	(2.9)	1.9
Changes in working capital:
Accounts receivable	30.9	8.1
Inventories	10.4	(6.3)
Accounts payable	(57.2)	(19.4)
Accrued liabilities	(33.1)	(19.2)
Other working capital	7.6	(7.4)
Net cash provided by operating activities	122.5	119.4
Cash (used in) provided by investing activities:
Capital expenditures	(55.0)	(77.4)
Acquisitions	(20.7)	(99.3)
Insurance proceeds	2.2	1.0
Sale of assets	5.2	2.4
Sale of business and divestitures	4.8	0.0
Other investing activities	(9.2)	0.0
Net cash used in investing activities	(72.7)	(173.3)
Cash provided by (used in) financing activities:
Borrowings of credit facility	558.3	706.5
Repayments of credit facility	(566.1)	(712.1)
Borrowings of long-term debt	0.0	100.0
Repayments of long-term debt	(4.9)	(5.7)
Issuances of Common Stock	1.4	5.3
Repurchases of Common Stock	(38.2)	(50.8)
Payment of debt issuance costs	(2.6)	(1.6)
Dividends paid	(6.4)	(5.9)
Net cash (used in) provided by financing activities	(58.5)	35.7
Effect of exchange rate changes on cash	2.8	(4.4)
Net decrease in cash and cash equivalents	(5.9)	(22.6)
Cash and cash equivalents at beginning of period	43.9	66.5
Cash and cash equivalents at end of period	$38.0	$43.9

UNAUDITED SEGMENT INFORMATION

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
(Dollars in millions)
Net sales:
Railroad and Utility Products and Services	$208.7	$215.6	$926.8	$942.7
Performance Chemicals	127.8	147.9	543.8	651.6
Carbon Materials and Chemicals	96.2	113.5	408.7	497.8
Total	$432.7	$477.0	$1,879.3	$2,092.1
Adjusted EBITDA:
Railroad and Utility Products and Services	$21.8	$17.5	$108.1	$82.3
Performance Chemicals	27.8	28.6	102.7	142.7
Carbon Materials and Chemicals	3.6	9.1	45.9	36.6
Total(1)	$53.2	$55.2	$256.7	$261.6
Adjusted EBITDA margin as a percentage of GAAP sales:
Railroad and Utility Products and Services	10.4%	8.1%	11.7%	8.7%
Performance Chemicals	21.8%	19.3%	18.9%	21.9%
Carbon Materials and Chemicals	3.7%	8.0%	11.2%	7.4%
(1)The table below describes the adjustments to arrive at adjusted EBITDA.
UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
(Dollars in millions)
Net income (loss)	$29.7	$(10.2)	$56.0	$48.6
Interest expense	15.5	18.3	66.1	76.2
Depreciation and amortization	20.0	15.3	73.6	67.5
Income tax provision	9.0	(4.5)	25.2	20.7
Sub-total	74.2	18.9	220.9	213.0
Adjustments to arrive at adjusted EBITDA:
LIFO (benefit) expense(1)	(3.7)	3.2	(11.0)	6.1
Impairment, restructuring and plant closure costs	4.1	16.9	51.9	17.3
(Gain) loss on sale of assets	0.0	1.0	(0.4)	10.7
Mark-to-market commodity hedging (gains) losses	(19.5)	10.9	(34.2)	7.9
Acquisition inventory step-up amortization	0.0	0.0	0.0	2.3
Amortization of cloud-based software implementation costs	0.1	0.3	1.2	0.3
Pension settlement and expense	(2.0)	4.0	28.3	4.0
Total adjustments	(21.0)	36.3	35.8	48.6
Adjusted EBITDA	$53.2	$55.2	$256.7	$261.6
(1)The LIFO expense adjustment removes the entire impact of LIFO and effectively reflects the results as if we were on a FIFO inventory basis.

UNAUDITED RECONCILIATIONS OF NET INCOME ATTRIBUTABLE TO KOPPERS TO
ADJUSTED NET INCOME ATTRIBUTABLE TO KOPPERS AND
DILUTED EARNINGS PER SHARE AND ADJUSTED EARNINGS PER SHARE

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
(Dollars in millions, except share and per share amounts)
Net income (loss) attributable to Koppers	$29.7	$(10.2)	$56.0	$52.4
Adjustments to arrive at adjusted net income:
LIFO (benefit) expense(1)	(3.7)	3.2	(11.0)	6.1
Impairment, restructuring and plant closure costs	4.1	15.4	51.9	17.3
(Gain) loss on sale of assets	0.0	1.0	(0.4)	10.7
Mark-to-market commodity hedging (gains) losses	(19.5)	10.9	(34.2)	7.9
Acquisition inventory step-up amortization	0.0	0.0	0.0	2.3
Amortization of cloud-based software implementation costs	0.1	0.3	1.2	0.3
Pension settlement and expense	(2.0)	4.0	28.3	4.0
Total adjustments	(21.0)	34.8	35.8	48.6
Adjustments to income tax and noncontrolling interests:
Income tax on adjustments to pre-tax income	5.4	(8.6)	(8.8)	(9.6)
Noncontrolling interest	0.0	0.0	0.0	(3.9)
Effect on adjusted net income	(15.6)	26.2	27.0	35.1
Adjusted net income attributable to Koppers	$14.1	$16.0	$83.0	$87.5
Diluted weighted average common shares outstanding (in thousands)	20,207	20,864	20,405	21,291
Diluted earnings (loss) per share	$1.47	$(0.50)	$2.74	$2.46
Adjusted earnings per share	$0.70	$0.77	$4.07	$4.11
(1)The LIFO expense adjustment removes the entire impact of LIFO and effectively reflects the results as if we were on a FIFO inventory basis.